Exhibit 23.3

               CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 33-00000) and related Prospectus of Micros-To-Mainframes, Inc. for the registration of 330,000 shares of its common stock and to the incorporation by reference therein of our report dated May 29, 1998, with respect to the consolidated financial statements of Micros-To-Mainframes, Inc. for the year ended March 31, 1998, included in its annual Report (Form 10-K) for the year ended March 31, 2000, filed with the Securities and Exchange Commission.


						 /s/ Ernst & Young LLP

Stamford, Connecticut
November 6, 2000